UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

WASHINGTON, D.C. 20549

FORM 8-K

CURRENT REPORT
Pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934

Date of report (Date of earliest event reported): January 31, 2016

CÜR MEDIA, INC.
(Exact Name of Registrant as Specified in Charter)

Delaware	333-183760	99-0375741
(State or Other Jurisdiction of Incorporation)	(Commission File Number)	(IRS Employer Identification No.)

2217 New London Turnpike
South Glastonbury, CT 06073
(Address of Principal Executive Offices)

Registrant's telephone number, including area code: (860) 430-1520

N/A
(Former Name of Former Address, if Changed Since Last Report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):

☐ Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐ Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐ Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐ Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 8.01. Other Events.

As previously reported, CÜR Media, Inc. (the "Company") has entered into agreements ("Music Label Agreements") with certain music labels ("Music Labels"), pursuant to which the Company has been provided limited, non-exclusive licenses to digitally distribute certain sound recordings and related materials owned or controlled by the Music Labels in connection with the Company's CÜR-branded Internet music service ("CÜR Music"), to be comprised of three progressively priced and increasingly functional tiers, within the United States and its territories, commonwealths, and possessions. The Company has also entered into agreements ("Publishing Agreements") with certain music publishing companies ("Music Publishers"), pursuant to which the Company has been provided the non-exclusive right and license to use certain musical works owned, controlled and/or administered by the Music Publishers in connection with CÜR Music, within the United States and its territories, commonwealths, and possessions. The Music Label Agreements and Publishing Agreements may be collectively referred to herein as the "Content Agreements," and the Music Labels and Music Publishers may be collectively referred to herein as the "Content Providers."

Pursuant to certain of the Content Agreements, the Company was required to make initial payments of content fees to the applicable Content Providers, in the aggregate amount of $8.0 million, on January 31, 2016. The Company was not able to make these initial payments when due. Each of the applicable Content Agreements provides that, upon the Company's failure to make the required initial payment, the applicable Content Provider will provide the Company with written notice, and an opportunity to cure. The cure periods in the Content Agreements range from 10 to 30 days. If the Company does not make a required payment to the respective Content Provider within the specified cure period, such Content Provider has the right to terminate the applicable Content Agreement, in its sole discretion. If any of the applicable Content Providers terminates the Company's Content Agreement with them it may result in a loss of current subscribers, impact the Company's ability to add new subscribers, and impact the Company's relationships with other content providers, any of which would have a negative effect on the Company's operations.

To date, the Company has not received any written notices of default. In addition, each of the applicable Content Providers has orally agreed to provide the Company with additional time to make the required initial payments. The extensions range from 90 to 120 days.

2

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, as amended, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

CÜR MEDIA, INC.

Date: March 25, 2016	By:	/s/ Thomas Brophy
	Name:	Thomas Brophy
	Title:	Chief Executive Officer